LICENSE AGREEMENT

This License Agreement made this 9th day of January , 1999.

BETWEEN:
               E.T.C. INDUSTRIES LTD.
               1180 - 666 Burrard Street
               Vancouver, B.C.
               V6C 2X8

          (the "Licensor")

                                        OF THE FIRST PART

AND:
          DIRECTION TECHNOLOGIES INC.
          #723 - 250 H Street
          Blaine, WA  98230

          (the "Licensee")
                                        OF THE SECOND PART

WHEREAS:

A. The Licensor is engaged in the research, development, manufacturing and marketing of proprietary electric vehicle technology and holds 100% of the beneficial and legal title in respect of such technology including without limitation: common law trademarks and copyrights; the sole right to make application for patents, trademarks, and copyrights in respect of the Technology; engineering designs; concepts; models; prototypes; parts; manufacturing machines and tools; trade secrets; know-how and show-how associated with electric vehicles (collectively, the "Technology").

B. The Licensor is willing to disclose to the Licensee, its agents and employees, the Technology and such other production knowledge and technical knowledge and technical experience, and generally to advise and assist the Licensee and its technical staff at reasonable times and in reasonable ways to facilitate the Licensee's objective of producing electric vehicles embodying the Technology (the "Products").

      NOW THEREFORE IN CONSIDERATION of one (1) dollar (the receipt and sufficiency of which is hereby acknowledged), the premises, other good and valuable consideration and of the covenants and agreements herein contained, the parties hereto covenant and agree as follows:

I.   LICENSE

      The  Licensor hereby grants to the Licensee, a license  for the  exclusive  rights  to manufacture and  market  the  Products
(collectively,   the  "Rights")  world-wide  (collectively,   the
"Territory")

      Upon  any  termination  or  cancellation  of  this  License
Agreement for any reason, the license shall terminate.

II.  CONDITION PRECEDENTS

      The  obligations in this License Agreement shall be subject to  the  final  approval  of  all regulatory  authorities  having
jurisdiction   over  the  transactions  contemplated   hereunder,
including the Vancouver Stock Exchange.

III. LICENSE FEE, ROYALTY AND TERM

      A. As used in this section "Net Sales Price" means the price paid for a Product to the Licensee by a customer of the Licensee less: any applicable sales, excise, customs or other tax on sales of the Products by the Licensee and transportation, freight and delivery expenses.

          B.   In consideration of:

                                        1.   $50,000 USD

                                         2.   royalties of 2%  of
               the Gross Sales Price as recorded by the Licensee on every product sold, to be paid payable monthly on the first day of the month; and
                                           3.      the   Licensee
               agreeing to use its best efforts in the development and production of a multi-passenger, short haul, commercial vehicle suitable for hotel, resort and high traffic local markets and subject to fulfilment of the terms and conditions contained herein, the Licensor shall license the Rights to the Licensee free and clear of all liens, claims, charges and encumbrances whatsoever.

      C. Each payment made pursuant to the provisions of this License Agreement shall be accompanied by a statement signed by the Licensee, stating in detail the aggregate amount of the Licensee's Gross Sales Prices for the Products sold during the period in respect of which the royalty is payable hereunder.

      D. The term of this License Agreement shall be five (5) years (the "Initial Term") commencing from the date of approval of the regulatory authorities and shall be renewable for another five (5) years under the same terms and conditions, unless:

                                         1.   the Licensee is  in
               default of this License Agreement

                                         2.   the Licensee or the
               Licensor   elects  not  to  renew   this   License
               Agreement; or

                                         3.    the Licensee  does
               not achieve annual gross sales of CDN$2,000,000 within the Initial Term:

      E. Notwithstanding any provision herein, this License Agreement may be terminated after two years from the commencement of the Initial Term if the Licensee fails to build 3 prototype electric vehicles based on the Technology within such two year period.

IV.  ASSIST IN ESTABLISHING PRODUCTION FACILITIES

      The Licensor will advise and assist the Licensee in establishing and installing such production facilities and procuring and installing such equipment therefor as the Licensee may need for the manufacture of the Products, and thereafter will advise the Licensee in the operation of such production facilities and equipment as hereinafter provided.

V.   PROVISION OF INFORMATION

      During the term of this License Agreement, the Licensor shall make available to the Licensee full and complete technical information from time to time possessed by the Licensor relating to the Products, and the use of all assets as outlined in Schedule "A".

VI.  NON-DISCLOSURE OF TECHNICAL INFORMATION

      The Licensee shall not disclose any information received from the Licensor under this License Agreement to any person except the Licensee's employees or agents to whom it shall be necessary in the Licensee's opinion to make such disclosure to enable the Licensee to obtain the benefit of such information in the manufacture of the Products. The foregoing restrictions on disclosure of information shall apply so long as the Products has not become a matter of public knowledge, by disclosure in issued patents, development of such knowledge in the industry or otherwise.

VII. REPRESENTATIONS AND WARRANTIES

                                         1.   the Company is duly
               incorporated and validly existing pursuant to the laws of the Province of British Columbia;

                                          2.     there   are   no
               options,    warrants,   rights    or    agreements
               outstanding with respect to the purchase of any of the Rights.

                                          3.     there   are   no
               agreements existing or contemplated, written or oral of any nature or kind whatsoever to which the Licensor is a party except as have been in writing disclosed to and approved by the Licensee;

                                        4.   the Licensor has all
               corporate power and authority to carry on its business as presently carried on;

                                         5.    the making of  the
               License Agreement and the completion of the transactions contemplated hereby does not conflict with or result in the breach of or the acceleration of any indebtedness under any terms, provisions or conditions of or constitute default under the Articles of Incorporation or any amendment thereto or the By-laws of the Licensor or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, licence, authority or other instrument or obligation to which the Licensor is a party or is bound or any judgement, which the Licensor is bound or, to the knowledge of the Licensor, any statute or regulation applicable to the Licensor.

      A. The Licensee covenants, represents and warrants to the Licensor that:

                                         1.   the Company is duly
               incorporated and validly existing pursuant to the laws of the State of Nevada;

                                        2.   the Licensee has all
               corporate power and authority to carry on its business as presently carried on;

                                         3.    the making of  the
               License Agreement and the completion of the transactions contemplated hereby does not conflict with or result in the breach of or the acceleration of any indebtedness under any terms, provisions or conditions of or constitute default under the Articles of Incorporation or any amendment thereto or the By-laws of the Licensee or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, licence, authority or other instrument or obligation to which the Licensee is a party or is bound or any judgment, which the Licensee is bound or, to the knowledge of the Licensee, any statute or regulation applicable to the Licensee.

VIII.     ADVISORY CAPACITY

      In providing the technical information and technological assistance, the Licensor and its employees are acting in an advisory capacity only and nothing herein contained shall be construed as creating a relationship between the Licensor and the Licensee as a partnership or joint venture. Further, it is understood that legal and beneficial ownership of the Technology shall at all times belong to the Licensor.

IX.  TERMINATION

     A.   This License Agreement shall be in force provided that:

                                          1.    if  at  any  time
               either party to this License Agreement shall have defaulted in the performance of its obligations hereunder, the other party may give written notice of such default, and if such default shall continue for a period of 30 days after such notice, the party who has so given notice of default may thereupon terminate this License Agreement forthwith by giving to the other party written notice of termination;

                                         2.    if any proceedings
               in bankruptcy or for the appointment of a receiver-manager or trustee or any other proceedings under any law for the relief of debtors shall be instituted by or against the Licensee or the Licensor, or if either of such parties shall make an assignment for the benefit of creditors, this License Agreement shall, at the option of the other party exercisable by notice in writing to that effect, forthwith terminate; or

     B.   In the event of termination of this License Agreement:

                                         1.    the Licensee shall
               pay to the Licensor the royalty fees calculated hereunder to the date of termination as if that date were the end of the month;

                                        2.   paragraph VI and VII
               of   this  License  Agreement  shall  survive  the
               termination of this License Agreement; and

                                         3.   the Licensee agrees
               that it shall not for a period of 2 years, either directly or indirectly, be associated with the business of research, development, manufacturing, distributing and retailing business of electric vehicles in the Territory.

X.   NOTICE

      Any notice given by either party hereto to the other party shall be deemed to have been sufficiently given if sent by registered mail, to the address of the other party set forth on page one hereof, unless and until another address shall have been designated in writing by such other party for that purpose. Any notice so given shall be deemed to have been received five business days following the day that it was sent.

XI.  SEVERABILITY

      Should any part of this License Agreement, for any reason, be declared or held invalid, such invalidity shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this License Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this License Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

XII. FURTHER DOCUMENTS

      The parties shall execute such of the documents and do such other things that may be reasonably necessary to give full effect to the transactions contemplated hereby.

XIII.     GOVERNING LAW

      This License Agreement shall be subject to and governed in accordance with the laws of the Province of British Columbia, Canada, and the parties hereto do attorn to the exclusive jurisdiction of the Courts of the Province of British Columbia.

XIV. COUNTERPARTS

      This License Agreement may be executed in counterpart and the counterparts altogether shall constitute a fully executed
License Agreement, and any facsimile signature shall be taken as an original.

     IN WITNESS WHEREOF the parties hereto have duly executed this License Agreement as of the day and year first above written.

E.T.C. INDUSTRIES LTD.          )
                                )
                                )
/s/                                         )
Per: Authorized Signatory       )



DIRECTION TECHNOLOGIES INC.     )
                                )
                                )
/s/                                         )
Per: Authorized Signatory       )

                          SCHEDULE "A'

                        Assets Inventory

All  patents,  patents  pending, trademarks,  copyrights,  title, engineering designs, concepts, models, prototypes, parts, manufacturing machines and tools, trade secrets, know-how and show-how, and customer lists associated with the research, development, manufacturing, distributing and retailing business of electric powered vehicles of the Vendor and more particularly:

One 1987 Suburban Truck VIN# CSUBR 1GKGRZ6N1HF576447

One 1993 Pace Trailer VIN# 4PZUB1626SU001744

One MI-5 Electric Car

One MI-6 Electric Car

One complete set of MI-6 Electric Car Moulds